FORMAT, INC.
                                  ------------
          Phone: (949) 481-9203 Fax: (949) 481-9207 Cell: (949)510-9647
              Email: r.neely@formatds.com Website: www.formatds.com




                                                                       Invoice



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     Date             Invoice #
---------------- ---------------------
    1.26.05             05-102
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------------------- -------------- --------------------
      Terms           Due Date          Account #
------------------- -------------- --------------------
                       2.29.05            1074
------------------- -------------- --------------------




------------------------------------------------------------------ -------------
Bill To:                                                           Phone Number
------------------------------------------------------------------ -------------
Cobalis Corp.                                                      949.757.0001
------------------------------------------------------------------ -------------
2445 McCabe Way, Suite 150
------------------------------------------------------------------ -------------
Irvine, CA 92614
------------------------------------------------------------------ -------------

-------------------- -------------- --------------------------------------------
Date Filed           Form Type      Description
-------------------- -------------- --------------------------------------------
1.21.05              S-8            46 pages, 5 tables (not filed)
-------------------- -------------- --------------------------------------------
1.25.05              8-K            2 pages
-------------------- -------------- --------------------------------------------



------------------------------------------ ---------- ---------- --------------
Item                                       Page Count   Rate        Amount
------------------------------------------ ---------- ---------- --------------
EDGARization (per page)                        48      $10.00
------------------------------------------ ---------- ---------- --------------
Tabular (per page)                              5      $15.00
------------------------------------------ ---------- ---------- --------------
Revisions                                       0      $5.00
------------------------------------------ ---------- ---------- --------------
Keyed-in pages                                  0      $19.00
------------------------------------------ ---------- ---------- --------------
Filing Fee                                      1     $100.00
------------------------------------------ ---------- ---------- --------------
Rush-job (less than 2 hours)                            50%          $0
------------------------------------------ ---------- ---------- --------------
Subtotal Legalization, Proofing, Filing
------------------------------------------ ---------- ---------- --------------

                                 ------------------------ ---------------------
                                 Total                          $655.00
                                 ------------------------ ---------------------
                                 Payments/Credits              -$1500.00
                                 ------------------------ ---------------------
                                 Past Due                       $2930.00
                                 ------------------------ ---------------------
                                 Balance Due                    $2085.00
                                 ------------------------ ---------------------